THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND WITH THE TERMS AND CONDITIONS HEREOF.

TARA MINERALS CORP.

CONVERTIBLE PROMISSORY NOTE

$1,695,000

Date: June 30, 2009

TARA MINERALS CORP. (the “Company”), for value received, hereby promises to pay Tara Gold Resources Corp., or order, (the "Holder”), in legal tender of the United States of America, the principal sum of $1,695,000 on June 30, 2011 (the “Maturity Date”), and to pay interest thereon at the rate of prime plus 3.25% per year.  The prime rate will be the prime lending rate published from time to time by the Wall Street Journal.  Interest shall be computed on the basis of a 365-day year and the number of actual days elapsed.  Interest will be paid quarterly with the first interest payment due on October 15, 2009.

Section 1.  Time and Place of Payment.   This Note shall be paid at 2162 Acorn Court Wheaton, IL 60187, or such other address as may be received by the Holder in writing to the Company.

Section 2 Prepayments.  The Company shall have the right to prepay this Note, in whole or in part, at any time upon five (5) days prior written notice to the Holder.

Section 3. Conversion.

a)

The Holder shall have the right, at its option, to convert all or any part of the principal amount of this Note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in this Note, into fully paid and non-assessable shares of the Company’s common stock as is determined by dividing (x) by that portion of the outstanding principal balance and accrued interest  under this Note as of such date that the Holder elects to convert by (y) the Conversion Price.  The initial Conversion Price is $0.20.

b)

No fractional shares of common stock shall be issued upon conversion of this Note, and in lieu thereof the number of shares of common stock to be issued upon each conversion shall be rounded up to the nearest whole number of shares of common stock.

c)

The Holder’s conversion right set forth in this Section may be exercised at any time and from time to time but prior to payment in full of the principal and accrued interest on this Note.

d)

The Holder may exercise the right to convert all or any portion of this Note only by delivery of a properly completed conversion notice on a Business Day to the Company’s principal executive offices.  Such conversion shall be deemed to have been made immediately prior to the close of business on the Business Day of such delivery of the conversion notice (the “Conversion Date”), and the Holder shall be treated for all purposed as the record holder of the shares of common stock into which this Note is converted as of such date.

e)

As promptly as practicable after the Conversion Date, the Company as its expense shall issue and deliver to the Holder of this Note a stock certificate or certificates representing the number of shares of common stock into which this Note has been converted.

f)

Upon the full conversion of this Note the Company shall be forever released from all of its obligations and liabilities under this Note.

g)

Holder acknowledges that the shares of common stock issuable upon conversion of this note are “restricted securities,” as such term is defined under the Securities Act.  Holder agrees that Holder will not attempt to pledge, transfer, convey or otherwise dispose of such shares except in a transaction that is the subject of either: (i) an effective registration statement under the Securities Act and any applicable state securities laws; or (ii) an opinion of counsel rendered by legal counsel satisfactory to the Company, which opinion of counsel shall be satisfactory to the Company, to the effect that such registration is not required.  The Company may rely on such an opinion of Holder's counsel in making such determination.  Holder consents to the placement of a legend on the shares of common stock issuable upon the exercise of this Note stating that the shares represented by the certificate have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

h)

Notwithstanding anything in this Note to the contrary the Company will include the shares issuable upon the conversion of this Note in any Registration Statement which the Company files with the Securities and Exchange Commission.

i)

If prior to the Conversion Date the Company shall (i) pay a stock dividend or make a distribution to all holders of common stock shares of its common stock, (ii) subdivide its outstanding shares of common stock, or (iii) combine its outstanding shares of common stock into a smaller number of shares then the Conversion Price will be proportionately adjusted.

j)   If the common stock to be issued on conversion of this Note shall be changed into any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holder of this Note shall, upon its conversion be entitled to receive, in lieu of the common stock which the Holder would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holder if it had exercised its rights of conversion immediately before such changes.

k)

If at any time there shall be a capital reorganization of the Company’s common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3) or merger of the Company into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the Holder of this Note will receive the number of shares of stock or other securities or property from the successor corporation resulting from such merger to which the Holder would have been entitled as a result of such capital reorganization, merger or sale if this Note had been converted immediately before such capital reorganization, merger or sale.

l)

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder of this Note against impairment.

m)

Upon the occurrence of each adjustment or readjustment pursuant to any provision hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

Section 4.  Reservation of Stock Issuable Upon Conversion.

At all times while this Note shall be convertible into shares of common stock, the Company shall reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of this Note such number of its shares of such common stock as shall from time to time be sufficient to effect the conversion of this Note in full.  In the event that the number of authorized but unissued shares of such common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, then in addition to such other remedies as shall be available to the Holder, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of such common stock to such number of shares as shall be sufficient for such purpose.

Section 5.  Transfer Restrictions.  This Note may not be transferred except upon satisfaction of all of the requirements of the Act and applicable state securities laws.  Without limiting the generally of the foregoing, the Holder agrees that (i) this Note and the shares issuable upon conversion have not been registered under the Act and may not be sold or transferred without registration under the Act or unless an exemption from such registration is available; (ii) the Holder has acquired this Note and will acquire the shares issuable upon conversion for its own account for investment purposes only and not with a view toward resale or distribution; (iii) stop transfer instructions may be placed with the Company’s transfer agent so as to restrict the transfer of this Note and any shares issuable upon conversion in accordance with the provisions of the Note; and (iv) each certificate representing any shares of common stock into which this Note may be converted shall be inscribed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS.  NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT FILED UNDER THE ACT AND SUCH LAWS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION.

Section 6.  Default.  At the option of the Holder, this Note shall become immediately due and payable, without notice, presentment, or demand, upon the occurrence at any time of any of the following events of default:

a.

Failure to pay when due any payment of principal or interest due hereunder, and such default continues for a period of ten (10) days after written notice to the Company;

b.

The failure to deliver to the Holder shares of common stock which are due the Holder with three business days of conversion.

c.

The failure to comply with the registration statement requirements of Section 3.h.

d.

The liquidation or dissolution of the Company;

e.

The making of an assignment for the benefit of creditors by the Company, or the appointment of a receiver for all or substantially all of the Company’s property or the filing by the Company of a petition in bankruptcy or other similar proceeding under law for the relief of debtors; or

f.

The filing against the Company of a petition in bankruptcy or other similar proceeding under law for relief of debtors, and such petition is not vacated or discharged within sixty (60) calendar days after the filing thereof.

If this Note is not paid when due, whether at maturity or by acceleration, the Holder will be entitled to all costs of collection, including, without limitation, reasonable attorneys’ fees, and all expenses in connection with the protection of or realization on the collateral securing this Note incurred by the Holder, whether or not suit is filed.

Section 7.  Loss of Note.  Upon receipt by the Company of evidence reasonably satisfactory to its of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

Section 8.  Entire Agreement.  This Note represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

Section 9.  Binding Effect; No Third Party Beneficiaries.  All provisions of this Note shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns.  No persons other than the Holder and the Company shall have any legal or equitable right, remedy or claim under, or in respect of, this Note.

Section 10.

Amendments and Waivers.

This Note may be amended, changed or modified only by a written instrument executed by the Company and the Holder of this Note.  Any waiver of any breach of any of the terms of this Note, and any consent required or permitted to be given hereunder, shall be effective if in writing and executed by or on behalf of the Holder of this Note.  No waiver of any breach nor consent to any transaction shall be deemed a waiver of or consent to any other or subsequent breach or transaction.

Section 11.

Waiver of Presentment, etc.

  The Company hereby waives presentment for payment, demand, notice of non-payment, protest and notice of protest, and hereby agrees to all extensions and renewals of this Note, without notice.

Section 12.

Governing Law.

This Note shall be governed by and construed in accordance with the laws of Nevada applicable to agreements and instruments made and wholly performed and paid in that state, without regard to its conflicts of law principles.

Section 13.

Headings.

The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed and attested to by its duly authorized officers.

 TARA MINERALS CORP.

By: /s/ Francis Richard Biscan

Name: Francis Richard Biscan, Jr.

Title:  President

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